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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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       Date of report (Date of earliest event reported):     MAY 6, 1997


                                   BW/IP, INC.
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             (Exact name of registrant as specified in its charter)



     DELAWARE                          1-11897                  33-0270574
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   (State or other                   (Commission              (IRS Employer
   jurisdiction of                   File Number)           Identification No.)
    incorporation)


200 OCEANGATE BOULEVARD, SUITE 900, LONG BEACH, CALIFORNIA        90802
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      (Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code: (562) 435-3700


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ITEM 5.  OTHER EVENTS

On May 6, 1997, BW/IP, Inc. ("BW/IP") entered into an Agreement and Plan of Merger (the "Merger") whereby it would merge in a stock-for-stock merger of equals with Durco International Inc. ("Durco"). The Merger will be accounted for as a pooling of interests transaction.

The agreement calls for Durco shareholders to retain their present shares and for BW/IP shareholders to receive 0.6968 shares of Durco common stock. The exchange ratio was based on the average ratio of closing share prices for the 15 consecutive trading days ended May 2, 1997.

Completion of the Merger is subject to approval by the shareholders of both Durco and BW/IP and the expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

Durco and BW/IP have agreed to pay each other termination fees and to reimburse certain expenses in the event the Merger is not consummated because of a competing transaction. The companies have also granted each other options for 19.9% of each other's common stock exercisable under certain circumstances.

In connection with the Merger certain changes were made to the Rights Agreement between BW/IP, Inc. and American Stock Transfer & Trust Company.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits:
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         4        Amendment to the Rights Agreement between BW/IP, Inc. and
                  American Stock Transfer & Trust Company, dated as of
                  May 6, 1997.

         99       Form of News Release, dated May 6, 1997.







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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           BW/IP, Inc.
                                           -----------
                                           (Registrant)



                                           By:  /s/ John D. Hannesson
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                                                John D. Hannesson
                                                Vice President, General Counsel
                                                and Secretary

May 14, 1997







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